EXHIBIT  11 - Computation of Basic and Diluted Earnings Per Share

                                                          Three Months Ended                     Six Months Ended
                                                               June 30,                              June 30,
                                                    --------------------------------      ------------------------------
                                                          1999               1998               1999              1998
                                                          ----              -----               ----              ----
Net income
     (used in basic EPS computation)                 $  292,268           $  224,231        $  627,811        $  528,566

  Adjustments to net income per
    assumed effect of dilutive securities:

      Interest on convertible notes, net of tax           7,872               48,120            17,576           111,951
       effect                                        ----------           ----------        ----------        ----------

  Adjusted earnings for diluted earnings per
    share computation                                $  300,140           $  272,351        $  645,387        $  640,517
                                                     ==========           ==========        ==========        ==========


  Weighted average number of shares
    outstanding for calculating basic earnings
    per share                                         2,015,227            1,690,479         2,011,189         1,553,870

  Effect of dilutive securities:
    Options and warrants                                 71,277               82,118            68,228           194,228
    Convertible notes                                    68,375              393,757            73,039           406,097
                                                     ----------           ----------        ----------        ----------

  Weighted average number of shares
    outstanding for calculation of diluted
    earnings per share                                2,154,879            2,166,354         2,152,456         2,154,195
                                                     ==========           ==========        ==========        ==========

  Basic earnings per share                           $     0.14           $     0.13        $     0.31        $     0.34
                                                     ==========           ==========        ==========        ==========

  Diluted earnings per share                         $     0.14           $     0.13        $     0.30        $     0.30
                                                     ==========           ==========        ==========        ==========
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/(1)/  Anti-dilutive